Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Series Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Series Portfolios Trust for the period ended October 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Series Portfolios Trust for the stated period.

/s/ Ryan Roell Ryan Roell President, Series Portfolios Trust	/s/ Cullen Small Cullen Small Principal Financial Officer, Series Portfolios Trust
Dated: 12/29/2020	Dated: 12/30/2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Series Portfolios Trust for purposes of Section 18 of the Securities Exchange Act of 1934.